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EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors of
Royal Energy Resources, Inc.
Brooklyn, New York

We hereby consent to the inclusion by reference in the foregoing Form S-8 of our report dated November 2, 2007 with respect to our audit of the financial statements of Royal Energy Resources, Inc. as of August 31, 2007 and for the year then ended, and for the period from July 22, 2005 (date of inception) through August 31, 2007.



/s/ Paritz & Company, P.A.
Paritz & Company, P.A.
Certified Public Accountants

Hackensack, New Jersey
June 26, 2008